Registration No. 333-___________
          =================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                             ---------------------------
                                       FORM S-4
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------------

                               TEXAS UTILITIES COMPANY
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        TEXAS                         75-2669310
            (STATE OR OTHER JURISDICTION           (I.R.S. EMPLOYER
                         OF                      IDENTIFICATION NO.)
           INCORPORATION OR ORGANIZATION)

                                  1601 Bryan Street
                                 Dallas, Texas  75201
                                    (214) 812-4600

            (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
               AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

           ROBERT A. WOOLDRIDGE,    PETER B. TINKHAM     ROBERT J. REGER,
                    Esq.            Texas Utilities         JR., Esq.
             Worsham, Forsythe          Company         Reid & Priest LLP
            & Wooldridge, L.L.P.     Secretary and     40 West 57th Street
             1601 Bryan Street    Assistant Treasurer   New York, New York
            Dallas, Texas 75201    1601 Bryan Street          10019
               (214) 979-3000     Dallas, Texas 75201     (212) 603-2000
                                     (214) 812-4600

          (NAMES AND ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS,
                     INCLUDING AREA CODES, OF AGENTS FOR SERVICE)

                             ---------------------------

           It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                                STEPHEN K. WAITE, Esq.
                         Winthrop, Stimson, Putnam & Roberts
                                One Battery Park Plaza
                            New York, New York  10004-1490
                                    (212) 858-1000

               Approximate date of commencement of proposed sale of the securities to the public:
           AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                             ---------------------------

                           CALCULATION OF REGISTRATION FEE
     ==========================================================================
                                           PROPOSED     PROPOSED
                                           MAXIMUM      MAXIMUM
       TITLE OF EACH CLASS                 OFFERING    AGGREGATE     AMOUNT OF
       OF SECURITIES TO BE  AMOUNT TO BE  PRICE PER     OFFERING   REGISTRATION
           REGISTERED        REGISTERED    UNIT(1)      PRICE(1)      FEE(1)
     --------------------------------------------------------------------------
     6.20% SERIES A
     EXCHANGE SENIOR
     NOTES DUE 2002         $125,000,000     100%     $125,000,000    $36,875
     --------------------------------------------------------------------------
     6.375% SERIES B
     EXCHANGE SENIOR
     NOTES DUE 2004         $175,000,000     100%     $175,000,000    $51,625
     --------------------------------------------------------------------------
     TOTAL EXCHANGE NOTES   $300,000,000     100%     $300,000,000    $88,500
     ==========================================================================
     (1) The filing fee has been calculated pursuant to Rule 457(f) promulgated under the Securities Act of 1933.

             THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH
          SPECIFICALLY  STATES  THAT  THIS  REGISTRATION   STATEMENT  SHALL
          THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
          =================================================================

          Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.



                   Subject to Completion, dated ____________, 1998

                               TEXAS UTILITIES COMPANY

                         OFFER TO EXCHANGE ANY OR ALL OF ITS

                  6.20% SERIES A                    6.375% SERIES B
               SENIOR NOTES DUE 2002             SENIOR NOTES DUE 2004
                        FOR                               FOR
                  6.20% SERIES A                    6.375% SERIES B
          EXCHANGE SENIOR NOTES DUE 2002     EXCHANGE SENIOR NOTES DUE 2004


             Texas Utilities Company, a Texas corporation (Company), hereby offers upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (Letter of Transmittal) to exchange (Exchange Offer) any and all of its outstanding 6.20% Series A Senior Notes due 2002 (Series A Notes) for an equal principal amount of its 6.20% Series A Exchange Senior Notes due 2002 (Series A Exchange Notes) and any and all of its outstanding 6.375% Series B Senior Notes due 2004 (Series B Notes) for an equal principal amount of its 6.375% Series B Exchange Senior Notes due 2004 (Series B Exchange Notes). Hereinafter the Series A Exchange Notes and the Series B Exchange Notes are referred to together as the New Notes, and the Series A Notes and the Series B Notes are referred to as the Old Notes. The New Notes and the Old Notes are sometimes referred to herein collectively as the Notes or the Senior Notes. The forms and terms of the New Notes will be the same as the forms and terms of the related Old Notes except that the New Notes will be
          registered  under   the  Securities  Act  of   1933,  as  amended
          (Securities Act), and hence (except for any legend required by The Depositary Trust Company), will not bear legends restricting
          the  transfer thereof.    Each series  of the  New Notes  will be
          entitled  to   the  benefits  of  the   indenture  governing  the
          corresponding series of Old Notes.

             The New Notes will be unsecured obligations of the Company. Interest on the New Notes will be payable semi-annually on April
          1 and October 1 of each year.   The New Notes of each series will
          be redeemable as a whole, at any time, or in part, from time to time, at the option of the Company, at a redemption price equal to the sum of (a) the greater of (i) 100% of the principal amount thereof and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date, computed by discounting such payments, in each case, to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein), plus 5 basis points, plus (b) accrued interest on the principal amount thereof to the redemption date. See DESCRIPTION OF THE NEW NOTES.

             Payment of the principal of and interest on each series of New Notes when due will be guaranteed by a financial guaranty insurance policy (each, a Policy), as more fully described herein, to be issued by MBIA Insurance Corporation (Insurer) on or before the date of issuance and delivery of the New Notes.


                                     [MBIA logo]


             The Company will accept for exchange any and all Old Notes which are properly tendered to The Bank of New York, as Exchange Agent, in the Exchange Offer prior to 5:00 p.m., New York City time, on ______, 1998 (if and as extended, the Expiration Date). Tenders of Old Notes may be withdrawn at any time prior to 5:00
          p.m., New York  City time, on the Expiration Date.   The Exchange
          Offer is not conditioned upon any minimum principal amount of Old
          Notes being  tendered for exchange.   Old  Notes may be  tendered
          only in denominations of $5,000 and integral multiples of $1,000 in excess thereof.

            THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
           MIDNIGHT, NEW YORK CITY TIME ON               , 1998, UNLESS THE
                             EXCHANGE OFFER IS EXTENDED.

                                        (cover continued on following page)

             Based on existing interpretations of the Securities Act by the staff of the Commission's Division of Corporation Finance (Staff) set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that the Exchange Senior Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the Holders thereof (other than Holders who are broker-dealers) without further compliance with the registration
          and  prospectus  delivery  provisions   of  the  Securities  Act.
          However, any purchaser of Old Notes (i) who is an affiliate of the Company or (ii) who intends to participate in the Exchange Offer for the purpose of distributing New Notes, or any broker-dealer who purchased Old Notes to resell pursuant to Rule 144A or any other available exemption under the Securities Act
          (i) will not be able to rely on the interpretation of the Staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus
          delivery   requirements  of  the  Securities  Act  in connection
          with any sale or transfer of the Old Notes unless such sale or transfer is made pursuant to any exemption from such requirements. The Company does not intend to seek its own no-action letter, and there can be no assurance that the Staff would make a similar determination with respect to the New Notes as it has in such no-action letters to other parties. See THE EXCHANGE OFFER.

             The Company believes that none of the Holders of the Old Notes is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company.

             The  Company will not  receive any  proceeds from  the Exchange
          Offer.   The  Company  has agreed  to bear  the  expenses of  the
          Exchange Offer. No underwriter is being used in connection with the Exchange Offer.


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
               SECURITIES AND EXCHANGE  COMMISSION  OR BY  ANY  STATE
                  SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                    EXCHANGE  COMMISSION OR ANY STATE SECURITIES
                      COMMISSION  PASSED UPON  THE ACCURACY OR
                          ADEQUACY OF THIS PROSPECTUS. ANY
                           REPRESENTATION TO THE CONTRARY
                                IS A CRIMINAL OFFENSE.



                             ---------------------------



                 The date of this Prospectus is               , 1998.

                                  TABLE OF CONTENTS
                                                                       PAGE
                                                                       ----

          AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . .   3

          DOCUMENTS INCORPORATED BY REFERENCE . . . . . . . . . . . . .   4

          SUMMARY INFORMATION . . . . . . . . . . . . . . . . . . . . .   5

          SUMMARY  OF  HISTORICAL  AND  PRO  FORMA  CONSOLIDATED
          FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . .   9

          THE COMPANY AND ITS SUBSIDIARIES  . . . . . . . . . . . . . .  10

          THE EXCHANGE OFFER  . . . . . . . . . . . . . . . . . . . . .  11

          USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . .  18

          DESCRIPTION OF THE NEW NOTES  . . . . . . . . . . . . . . . .  18

          NEW NOTE INSURANCE  . . . . . . . . . . . . . . . . . . . . .  32

          CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES . . . .  35

          PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . .  36

          EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

          LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . .  38

             NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTA-TIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE
          COMPANY.   NEITHER THE DELIVERY  OF THIS PROSPECTUS  NOR ANY SALE
          MADE  HEREUNDER  SHALL,  UNDER  ANY  CIRCUMSTANCES,  CREATE   ANY
          IMPLICATION THAT  THE INFORMATION CONTAINED HEREIN  IS CORRECT AS
          OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.


                                AVAILABLE INFORMATION

             The Company is, and its predecessors, Texas Energy  Industries,
          Inc.  (formerly  Texas  Utilities   Company)  (TEI)  and  ENSERCH
          Corporation (ENSERCH), have been, subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (Exchange Act), and in accordance therewith the Company files, and its predecessors have filed, reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company and its predecessors can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York,
          New York 10048.   Copies of  such material can  also be  obtained
          from  the Public Reference Section of the Commission at 450 Fifth
          Street, N.W.,  Washington, D.C.  20549 at  prescribed rates.   In
          addition,  the  Commission  maintains   a  World  Wide  Web  site
          (http://www.sec.gov) that contains reports and other information filed by the Company, TEI and ENSERCH. The Common Stock of the Company is listed on the New York, Chicago and Pacific stock exchanges, where reports, proxy statements and other information concerning the Company and TEI may be inspected. Reports, proxy statements and other information concerning ENSERCH may be inspected at the New York and Chicago stock exchanges.

                         DOCUMENTS INCORPORATED BY REFERENCE

          THE COMPANY, TEI AND ENSERCH

             On August 5, 1997, the Company became a holding company which owns all of the outstanding common stock of TEI (Commission File
          No.  1-3591) and  ENSERCH  (Commission  File  No. 1-3183).    The
          following documents, previously filed with the Commission by the Company (Commission File No. 1-12833), TEI or ENSERCH pursuant to the Exchange Act are incorporated herein by reference:

                (a) TEI's Annual Report on Form 10-K for the year ended December 31, 1996 (TEI 10-K).
                (b) TEI's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 1997.
                (c) ENSERCH's Annual Report on Form 10-K for the year ended December 31,1996 (ENSERCH 10-K).
                (d) ENSERCH's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997.
                (e) ENSERCH's Current Reports on Form 8-K dated January 14, March 12, June 5, July 3, August 4 and August 6, 1997.
                (f) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997 (September 1997 10-Q).
                (g) The Company's Current Reports on Form 8-K dated August 5, August 25, 1997, November 21, 1997 and December 17, 1997.

             All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-K shall not be incorporated by reference in this Prospectus or be a part hereof from and after the filing of such Annual Report on Form 10-K. The documents which are incorporated by reference in this Prospectus are sometimes hereinafter referred to as the "Incorporated Documents."

             Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

             THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER OF NEW NOTES, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE INCORPORATED DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) AND THE INDENTURES AND OFFICER'S CERTIFICATES, EACH AS DESCRIBED HEREIN. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: SECRETARY, TEXAS UTILITIES COMPANY, ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201; TELEPHONE NUMBER (214) 812-4600.

          THE INSURER

             Certain  financial  information  regarding   the  Insurer   is
          incorporated herein by reference.  See NEW NOTE INSURANCE.

                                 SUMMARY INFORMATION

             The  following   summary  information  is   qualified  in  its
          entirety  by   the  information   contained  elsewhere   in  this
          Prospectus and in the Incorporated Documents.

                                     THE COMPANY

             The Company is a holding company which owns all of the outstanding common stock of TEI and ENSERCH. TEI is a holding company whose largest subsidiary is Texas Utilities Electric Company (TU Electric). TU Electric is an electric utility engaged in the generation, purchase, transmission, distribution and sale of electric energy in the north central, eastern and western parts of Texas. ENSERCH is an integrated company focused on natural gas. ENSERCH operates primarily in the north central and eastern parts of Texas. Its major business segments are natural gas pipeline, processing, marketing and distribution. In addition, in November 1997, the Company acquired Lufkin-Conroe Communications Co. (LCC), a privately held, independent local exchange telephone company. See THE COMPANY AND ITS SUBSIDIARIES.

                              THE PRIVATE OFFERING

          OLD NOTES . . . . The Company issued and sold $125,000,000 principal amount of its 6.20% Series A
                            Senior Notes due 2002, and $175,000,000
                            principal amount of its 6.375% Series B
                            Senior Notes due 2004 to Lehman Brothers
                            Inc., Citicorp Securities, Inc. and
                            Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated (Initial Purchasers) in a
                            transaction exempt from the registration requirements of the Securities Act (Private Offering). The Initial Purchasers sold the Old Notes to certain qualified institutional buyers pursuant to Rule 144A under the Securities Act.

          USE OF PROCEEDS . The Company received approximately
                            $298,000,000 in net proceeds from the
                            Private Offering, after deducting
                            discounts to the Initial Purchasers and
                            expenses of the Private Offering.  The
                            Company used the net proceeds for
                            investment in the common stocks of
                            subsidiaries and for other corporate
                            purposes.  The Company will not receive
                            any proceeds from the Exchange Offer.

                               THE EXCHANGE OFFER

          THE NOTE EXCHANGE
          OFFER . . . . . . The Company is offering to exchange
                            Series A Exchange Notes and Series B
                            Exchange Notes in principal amounts of
                            $5,000 and integral multiples of $1,000
                            in excess thereof for equal principal
                            amounts of Series A Notes and Series B
                            Notes, respectively, that are properly
                            tendered and accepted. The Company will issue the New Notes on or promptly after the Expiration Date. There is $125,000,000 aggregate principal amount of Series A Notes and $175,000,000 aggregate principal amount of Series B Notes outstanding. See THE EXCHANGE OFFER.

          RESALE OF NEW     Based on existing interpretations of the
          NOTES . . . . . . Securities Act by the staff of the
                            Commission's Division of Corporation
                            Finance (Staff) set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that the New Notes issued pursuant to the Exchange
                            Offer may be offered for resale, resold
                            and otherwise transferred by the Holders thereof (other than Holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Old Notes (i) who is an affiliate of the Company or (ii) who intends to participate in the Exchange Offer for the purpose of distributing New Notes, or any broker-dealer who purchased Old Notes to resell pursuant to Rule 144A or any other available exemption under the Securities Act
                            (i) will not be able to rely on the
                            interpretation of the Staff set forth in the above-mentioned no-action letters,
                            (ii) will not be entitled to tender its Old
                            Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities
                            Act in connection with any sale or
                            transfer of the Old Notes unless such
                            sale or transfer is made pursuant to any exemption from such requirements. The
                            Company does not intend to seek its own
                            no-action letter, and there can be no
                            assurance that the Staff would make a
                            similar determination with respect to the New Notes as it has in such no-action letters to other parties.

                            Each Holder of Old Notes (other than
                            certain specified Holders) that wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) the New Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes.
                            In addition, in connection with any resales of New Notes, any broker-dealer (Participating Broker-Dealer) that acquired Old Notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Staff has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to New Notes (other than resale of an unsold allotment from the original sale of Old Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the
                            Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such New Notes.


          EXPIRATION DATE . The Exchange Offer will expire at 5:00
                            p.m., New York City time, on _____, 1998 unless extended, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. The Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered on or promptly after the Expiration Date.

          PROCEDURES FOR
          TENDERING OLD     Each Holder of Old Notes wishing to
          NOTES . . . . . . participate in the Exchange Offer must
                            complete, sign and date the Letter of
                            Transmittal, or a facsimile thereof, in
                            accordance with the instructions
                            contained herein and therein, and mail or otherwise deliver such Letter of
                            Transmittal, or such facsimile, together with such Old Notes (if held in certificated form) and any other required documentation to The Bank of New York, as exchange agent for the Notes (the
                            Exchange Agent). By executing the Letter of Transmittal, each Holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New
                            Notes, that such person will not and has no arrangement or understanding with any person to participate in the distribution of such New Notes, and that neither the Holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company.



          SPECIAL
          PROCEDURES FOR    Any beneficial owner whose interests in
          BENEFICIAL OWNERS the Old Notes are registered in the name of a broker, dealer, commercial bank,
                            trust company, nominee, or other
                            securities intermediary and who wishes to tender such Old Notes in the Exchange
                            Offer should contact such securities
                            intermediary promptly and instruct such
                            securities intermediary to tender on such beneficial owner's behalf. If a beneficial owner whose Old Notes are in certificated form wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed assignment from the registered Holder. The transfer of registered ownership may take considerable time and might not be completed prior to the Expiration Date.

          GUARANTEED
          DELIVERY          Holders of Old Notes who wish to tender
          PROCEDURES  . . . their Old Notes and whose Old Notes are
                            not immediately available or who cannot
                            deliver their Old Notes or the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth in THE
                            EXCHANGE OFFER--"Procedures for
                            Tendering."

          WITHDRAWAL RIGHTS Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York
                            City time, on the Expiration Date.

          EXCHANGE AGENT  . The Bank of New York is the Exchange
                            Agent. Its telephone number
                            is (212) ___________. The address of the Exchange Agent is set forth in THE
                            EXCHANGE OFFER--"Exchange Agent."

                                  THE NEW NOTES

          NEW NOTES . . . . $125,000,000 principal amount of the
                            Company's 6.20% Series A Exchange Senior
                            Notes due 2002, and $175,000,000
                            principal amount of the Company's 6.375%
                            Series B Exchange Senior Notes due 2004.

          MATURITY  . . . . The Series A Exchange Notes will mature
                            on October 1, 2002.
                            The Series B Exchange Notes will mature
                            on October 1, 2004.

          INTEREST ACCRUAL  Interest on each series of New Notes will accrue from the last date on which semi-annual interest was paid on the Old Notes of each series.

          INTEREST PAYMENT  April 1 and October 1 of each year
          DATES . . . . . . (Interest Payment Dates).

          REDEMPTION  . . . The New Notes of each series may be
                            redeemed as a whole, at any time, or in
                            part, from time to time, at the option of the Company, at a redemption price equal to the sum of (a) the greater of (i) 100% of the principal amount thereof and
                            (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date, computed by discounting such payments, in each case, to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein), plus 5 basis points, plus (b) accrued interest on the principal amount thereof to the date of redemption. See DESCRIPTION OF THE NEW NOTES -- "Redemption."

          RANKING . . . . . The New Notes will be unsecured
                            obligations of the Company and, so long
                            as they are unsecured, will rank pari
                            passu with all senior unsecured
                            indebtedness of the Company.  The
                            Indenture (as defined herein) does not
                            limit the amount of debt the Company or
                            any of its subsidiaries may incur.
                            Because the Company is a holding company that derives substantially all of its income from its operating subsidiaries, the New Notes will be effectively subordinated to debt and preferred stock at the subsidiary level. See DESCRIPTION OF THE NEW NOTES -- "General."

          SENIOR NOTE       Payment of the principal of and interest
          INSURANCE . . . . on each series of New Notes when due will be guaranteed by a Policy, as more fully described herein, to be issued by the Insurer on the Expiration Date.

          FORM AND
          DENOMINATION  . . The New Notes will be issued in fully
                            registered form only in denominations of $5,000 and in integral multiples of $1,000 in excess thereof.

          DTC ELIGIBILITY . New Notes of each series will be
                            represented by a Global Certificate
                            deposited with, or on behalf of, The
                            Depositary Trust Company (DTC) or its
                            nominee.  See DESCRIPTION OF THE NEW
                            NOTES -- "Book-Entry."

          SAME DAY          It is expected that beneficial interests
          SETTLEMENT  . . . in the New Notes will trade in DTC's
                            Same-Day Funds Settlement System until
                            maturity.  Therefore, secondary market
                            trading activity in such interests will
                            be settled in immediately available
                            funds.

          LIMITATION ON     The Company may not grant a lien on the
          LIENS . . . . . . capital stock of any of its subsidiaries to secure indebtedness of the Company
                            without similarly securing the New Notes, with certain exceptions. See DESCRIPTION
                            OF THE NEW NOTES -- "Limitation on
                            Liens."

          ASSIGNMENT OF     The Company may assign all its
          OBLIGATIONS . . . obligations with respect to either or
                            both series of the New Notes to a wholly-owned subsidiary which assumes such obligations. At the time of any such assignment, the Company will fully and unconditionally guarantee the payment as and when due of the principal of, premium, if any, and interest on, such New Notes. See DESCRIPTION OF THE NEW
                            NOTES -- "Assignment of Obligations."

          EFFECT OF NOT     Any Old Note not tendered in the Exchange
          TENDERING . .     Offer will remain outstanding and
                            continue to accrue interest, but will
                            generally not retain any rights under the Registration Rights Agreement relating to the Old Notes (except in the case of the Initial Purchasers and Participating
                            Broker-Dealers as provided therein).

          TRUSTEE,
          REGISTRAR AND     The Bank of New York
          PAYING AGENT  . .

        SUMMARY OF HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                OF TEI, THE COMPANY AND THEIR RESPECTIVE SUBSIDIARIES (THOUSANDS OF DOLLARS, EXCEPT RATIOS AND PERCENTAGES)

        The following material, which is presented herein solely to furnish limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the other information appearing in this Prospectus, including the Incorporated Documents. In the opinion of TEI and the Company, all adjustments (constituting only normal recurring accruals) necessary for a fair statement of the results of operations for the twelve months ended September 30, 1997, have been made.

                                                  TEI
                        -------------------------------------------------------
                                          TWELVE MONTHS ENDED
                        -------------------------------------------------------
                                             DECEMBER 31,
                       --------------------------------------------------------
                            1992           1993          1994          1995
                        ------------   ------------ -------------  ------------

      Income statement data:

        Operating
          Revenues . .  $4,907,876    $5,434,512    $5,663,543     $5,638,688

        Net Income
          (Loss) (b) .  $  700,111    $  368,660    $  542,799     $ (138,645)

        Ratio of
          Earnings to
          Fixed
          Charges (b)         2.33          1.89          2.29           0.84


                                               COMPANY        COMPANY
                                   TEI          ACTUAL      PRO FORMA(A)
                               ------------  ------------  -------------
                                          TWELVE MONTHS ENDED
                               -----------------------------------------
                               DECEMBER 31,         SEPTEMBER 30,
                               ------------             1997
                                   1996              (UNAUDITED)
                                   ----      ---------------------------

      Income statement data:

        Operating Revenues  .   $6,550,928    $6,812,852      $8,663,334

        Net Income (Loss) (b)   $  753,606    $  631,748      $  627,395

        Ratio of Earnings to
         Fixed Charges (b)  .        2.39          2.21            2.15



                                                              COMPANY
                                                          ---------------
                                                           OUTSTANDING AT
                                                           SEPTEMBER 30,
                                                                1997
                                                          ---------------
      Capitalization (Unaudited):
        Long-term Debt  . . . . . . . . . . . . . . . .   $ 9,094,826
        Preferred Stock:
          Not subject to mandatory redemption . . . . .       304,194
          Subject to mandatory redemption . . . . . . .        20,596
                                                          -----------

             Total Preferred Stock  . . . . . . . . . .       324,790
      TU Electric Obligated Mandatorily Redeemable
          Preferred Securities of Trusts Holding Solely
          Debentures of TU Electric (d) . . . . . . . .       875,005
                                                            6,654,220
      Common Stock Equity . . . . . . . . . . . . . . .   -----------
                                                          $16,948,841
        Total Capitalization  . . . . . . . . . . . . .   ===========


                                                             ADJUSTED(C)
                                                        --------------------
                                                          AMOUNT       PERCENT
                                                         --------      --------
      Capitalization (Unaudited):
        Long-term Debt  . . . . . . . . . . . . . .   $ 9,890,191         55.2%
        Preferred Stock:
          Not subject to mandatory redemption . . .       204,194
          Subject to mandatory redemption . . . . .        20,596
                                                      -----------
             Total Preferred Stock  . . . . . . . .       224,790          1.3%
      TU Electric Obligated Mandatorily Redeemable
          Preferred Securities of Trusts Holding
          Solely Debentures of TU Electric (d). . .       875,005          4.9%
                                                        6,921,119         38.6%
      Common Stock Equity . . . . . . . . . . . . .   -----------        ------
                                                      $17,911,105        100.0%
        Total Capitalization  . . . . . . . . . . .   ===========        ======

     (a) Pro forma income statement data for the Company reflects historical income statement data for TEI and pro forma income statement data for ENSERCH and assumes that the merger was consummated at the beginning of the period presented. Pro forma income statement data for ENSERCH is derived from the historical financial statements of ENSERCH and gives effect to the distribution of all of ENSERCH's interest in its former subsidiaries, Lone Star Energy Plant Operations, Inc. and
           Enserch Exploration, Inc., to its shareholders (ENSERCH Distribution), and assumes that the ENSERCH Distribution had occurred at the beginning of the period presented. The unaudited pro forma net income for the twelve months ended September 30, 1997 excludes $27,349,000 of direct merger expenses incurred by ENSERCH and contains only the income from continuing operations.
     (b) The twelve-month period ended December 31, 1992 was affected by the discontinuation of the accrual of allowance for funds used during construction (AFUDC) and the commencement of depreciation on approximately $1.3 billion of investment in Unit 1 of the Comanche Peak nuclear generating station (Comanche Peak) and facilities which are common to Comanche Peak Units 1 and 2 incurred after the end of the June 30, 1989 test year and, therefore, not included in TU
           Electric's Docket 9300 rate case. Effective January 1992, TU Electric began recording base rate revenue for energy sold but not billed to achieve a better matching of revenues and expenses. The effect of this change in accounting increased net income for the twelve months ended December 31, 1992, by approximately $102 million, of which approximately $80 million represents the cumulative effect of the change in accounting at January 1, 1992. The twelve-month period ended December 31, 1993 was affected by the recording of regulatory disallowances in TU Electric's Docket 11735. The twelve-month period ended December 31, 1995 was affected by the impairment of several nonperforming assets, including TU Electric's partially completed Twin Oak and Forest Grove lignite-fueled facilities and the New Mexico coal reserves of a subsidiary, as well as several minor assets. Such impairment, on an after-tax basis, amounted to $802 million. (See the TEI 10-K.) The twelve months ended September 30, 1997 include a one time base revenue refund of $80 million as a result of a settlement with the Public Utility Commission of Texas
           (PUC) and a fuel disallowance charge of $80 million as a result of a fuel reconciliation proceeding before the PUC. (See the September 1997 10-Q.)
     (c) To give effect to (1) the issuance of the Senior Notes, Series A and B by the Company (2) the issuance by the Company in January 1998 of $200,000,000 principal amount of Senior Notes, Series C, (3) the repurchase of common stock since September 30, 1997, (4) the issuance of 8,727,729 shares of common stock and the addition of $31,290,000 of long-term debt in connection with the acquisition of LCC in November 1997, (5) the issuance by the Trinity River Authority of Texas in October 1997 of $14,075,000 principal amount of pollution control revenue bonds, for which TU Electric is obligated to make principal, interest and certain other payments, (6) the issuance by ENSERCH in January 1998 of $125,000,000 aggregate principal amount of its 6-1/4% Notes and $125,000,000 aggregate principal amount of its Remarketed Reset Notes, and (7) the redemption in January 1997, of $100,000,000 liquidation value of ENSERCH's preferred stock, Adjustable Rate Series E. Adjusted amounts do not reflect any possible future sales from time to time by the Company of up to approximately 14,154,372 shares of its common stock, by TU Electric of up to an additional $498,850,000 principal amount of its Senior Debt and $25,000,000 of its cumulative preferred stock and by ENSERCH and ENSERCH Capital I of up to $250,000,000 aggregate principal amount of securities, for each of which registration statements are effective pursuant to Rule 415 under the Securities Act.
     (d) The sole assets of such trusts consist of junior subordinated debentures of TU Electric in principal amounts, and having other payment terms, corresponding to the securities issued by such trusts.

                           THE COMPANY AND ITS SUBSIDIARIES

        The Company is a Texas corporation organized in 1996 for the purpose of becoming the holding company for TEI, formerly Texas Utilities Company, and ENSERCH upon the mergers of TEI and ENSERCH with wholly owned subsidiaries of the Company (Mergers). At the effective time of the Mergers, (i) the Company changed its name from TUC Holding Company to Texas Utilities Company, (ii) TEI changed its name from Texas Utilities Company to Texas Energy Industries, Inc., (iii) all shares of common stock of TEI were automatically converted into an equal number of shares of Common Stock of the Company, (iv) ENSERCH distributed to its shareholders ENSERCH's entire interest in its former subsidiaries, Lone Star Energy Plant Operations, Inc. and Enserch Exploration, Inc., and (v) each share of common stock of ENSERCH was automatically converted into approximately 0.225 share of Common Stock of the Company.

        TEI, a Texas corporation, is a holding company whose principal subsidiary, TU Electric, is an operating public utility company engaged in the generation, purchase, transmission, distribution and sale of electric energy in the north central, eastern and western portions of Texas, an area with a population estimated at 5,890,000. TU Electric's operating revenues and consolidated net income available for common stock for the twelve months ended September 30, 1997 were $6,003,446,000 and $750,593,000, respectively. TU Electric's total capitalization at September 30, 1997 was $13,537,839,000. Two other subsidiaries of TEI are engaged directly or indirectly in public utility operations: (i) Southwestern Electric Service Company, which is engaged in the purchase, transmission, distribution and sale of electric energy in ten counties in the eastern and central parts of Texas, with a population estimated at 126,900 and (ii) Texas Utilities Australia Pty. Ltd., which in 1995 acquired the common stock of Eastern Energy Limited, a company engaged in the purchase, distribution, marketing and sale of electric energy to approximately 481,000 customers in the Melbourne area of Australia. Neither Southwestern Electric Service Company nor Eastern Energy Limited generates any electricity. TEI also has other wholly owned subsidiaries which perform specialized functions within the Texas Utilities Company system.

        ENSERCH, a Texas corporation, is an integrated company focused on natural gas. ENSERCH operates primarily in the north central and eastern parts of Texas. Its major business operations are natural gas pipeline, processing, marketing and distribution. Through these business operations, ENSERCH is engaged in owning and operating interconnected natural gas transmission lines, underground storage reservoirs, compressor stations and related properties in Texas; gathering and processing natural gas to remove impurities and extract liquid hydrocarbons for sale, and the wholesale and retail marketing of natural gas in several areas of the United States, and owning and operating approximately 550 local gas utility distribution systems in Texas.

        In November 1997, the Company consummated the acquisition of LCC, a privately held, independent local exchange telephone company, with sixteen exchanges that serve approximately 100,000 access lines in the Alto, Conroe and Lufkin areas of southeast Texas. LCC also provides access services to a number of interexchange carriers who provide long distance services. LCC owns fiber optic cable systems which it leases to interexchange carriers, leases radio communications towers, and provides Internet access, cellular mobile telephone, radio paging and private branch exchange (PBX) services to local customers. LCC also provides interchange long distance services, with the primary focus being on business customers. Approximately 8.7 million shares of the Company's common stock were issued to LCC shareholders in a stock for stock exchange. Approximately $31 million of LCC's long-term debt remains outstanding.

        The principal executive offices of the Company are located at 1601 Bryan Street, Dallas, Texas 75201-3411; the telephone number is (214) 812-4600.

                                  THE EXCHANGE OFFER

     PURPOSE AND EFFECT OF THE EXCHANGE OFFER

        The Company issued and sold the Old Notes on October 10, 1997 to the Initial Purchasers in a Private Offering pursuant to a Purchase Agreement,
     dated  October 7,  1997  (Purchase Agreement).   The  Initial  Purchasers
     subsequently sold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act (QIB's).

        Pursuant to the Purchase Agreement, the Company and the Initial Purchasers entered into a Registration Rights Agreement, dated October 10, 1997, with respect to each series of Old Notes (each a Registration Rights Agreement). Pursuant to the Registration Rights Agreements, the Company agreed to use its reasonable best efforts to consummate the Exchange Offer within 30 days after this Prospectus is mailed to the Holders. The Registration Rights Agreements have identical terms, except for the description in each case of the related Old Notes, a copy of each Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the description herein of the terms of the Registration Rights Agreements is qualified in its entirety by reference thereto. The Registration Statement of which this Prospectus is a part is intended to satisfy the Company's obligations with respect to the registration of the Old Notes in accordance with the terms of the Registration Rights Agreements.

        Based on existing interpretations of the Securities Act by the staff of the Commission's Division of Corporation Finance (Staff) set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the Holders thereof (other than Holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Old Notes (i) who is an affiliate of the Company or
     (ii) who intends to participate in the Exchange Offer for the purpose of distributing New Notes, or any broker-dealer who purchased Old Notes to resell pursuant to Rule 144A or any other available exemption under the Securities Act (i) will not be able to rely on the interpretation of the Staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes unless such sale or transfer is made pursuant to any exemption from such requirements. The Company does not intend to seek its own no-action letter, and there can be no assurance that the Staff would make a similar determination with respect to the New Notes as it has in such no-action letters to other parties.

        Each Holder of Old Notes (other than certain specified Holders) that wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company,
     (ii) the New Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes. In addition, in connection with any resales of New Notes, any broker-dealer (Participating Broker-Dealer) that acquired Old Notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act.
     The Staff has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to New Notes (other than resale of an unsold allotment from the original sale of Old Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other
     persons,  if  any,   subject  to  similar  prospectus  delivery
     requirements  to  use  the  prospectus  contained  in  the  Exchange  Offer
     Registration  Statement  in connection  with  the resale  of  such New
     Notes.

     TERMS OF THE EXCHANGE OFFER

        Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue Series A Exchange Notes and Series B Exchange Notes in principal amounts equal to $5,000 and integral multiples of $1,000 in excess thereof in exchange for equal principal amounts of outstanding Series A Notes and Series B Notes, respectively, surrendered pursuant to the Exchange Offer. Old Notes may be tendered only in denominations of $5,000 and integral multiples of $1,000 in excess thereof.

        The form and terms of the New Notes of each series will be the same as the form and terms of the Old Notes of the related series except that the New Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The New Notes of each series will evidence the same debt as the Old Notes of the related series. The New Notes of each series will be issued under and entitled to the benefits of the Indenture pursuant to which the related Old Notes were issued.

        As of the date of this Prospectus, there were outstanding $125,000,000 aggregate principal amount of Series A Notes and $175,000,000 aggregate principal amount of Series B Notes. This Prospectus, together with the Letter of Transmittal, is being sent to all registered Holders of the Old Notes.

        The Company intends to conduct the Exchange Offerin accordance with the provisions of the Registration Rights Agreements and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Old Notes that are not tendered for exchange in the Exchange Offer will remain outstanding and will be entitled to the rights and benefits such Holders have under the Indenture.

        The Company shall be deemed to have accepted properly tendered Old Notes when, as and if the Company shall have given oral or written notice thereof to the exchange agent for the Exchange Offer (Exchange Agent). The Exchange Agent will act as agent for the tendering Holders for the purposes of receiving the New Notes from the Company.

        If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering registered Holder thereof as promptly as practicable after the Expiration Date.

        Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "Fees and Expenses."

     EXPIRATION DATE; EXTENSIONS; AMENDMENTS

        The term "Expiration Date," shall mean 5:00 p.m., New York City time on _______, 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

        In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered Holders an announcement thereof prior to 9:00 a.m., New York City time, on the next business day after the then Expiration Date.

        The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "Conditions" shall not have been satisfied by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner consistent with the Registration Rights Agreements. Any such delay in acceptances, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered Holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

        Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

        Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "Conditions." For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company shall have given oral or written notice thereof to the Exchange Agent.

        In all cases, issuance of the New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed Letter of Transmittal and all other required documents; provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the Holder desires to exchange, then such unaccepted or non-exchanged Old Notes evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering registered Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     CONDITIONS

        Notwithstanding any other term of the Exchange Offer, the Company will not be required to exchange any New Notes for any Old Notes of either series and may terminate the Exchange Offer before the acceptance of any Old Notes for exchange, if, with respect to such series:

          (i)     the   Exchange  Offer   violates   any   applicable   law   or
     interpretation of the staff of the Commission;

          (ii) any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, would or might impair the ability of the Company to proceed with the Exchange Offer;

          (iii) there has been any material change, or development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, would materially impair the Company's ability to consummate the Exchange Offer or have a material adverse effect on the Company if the Exchange Offer is consummated;

          (iv)    there  has  been  proposed,  adopted,   or  enacted  any  law,
     statute, rule or regulation which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the Company if the Exchange Offer is consummated; or

          (v) all governmental approvals which the Company shall reasonably deem necessary for the consummation of the Exchange Offer as contemplated shall not have been obtained.

        If the Company determines in its sole discretion that any of these circumstances exist, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders who tendered such Old Notes to withdraw their tendered Old Notes or (iii) waive any unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

     PROCEDURES FOR TENDERING

        To tender Old Notes in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent prior to the Expiration Date. In addition, either (i) a timely confirmation of book-entry transfer (Book-Entry Confirmation) of such Old Notes into the Exchange Agent's account at DTC (Book-Entry Transfer Facility) pursuant to the procedure for book-entry transfer described below must be received by the Exchange Agent prior to the Expiration Date, or (ii) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (iii) the Holder must comply with the guaranteed delivery procedures described below. The same Letter of Transmittal may be used for Old Notes of either or both series. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to the Expiration Date.

        A tender by a Holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

        THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

        Any beneficial owner whose interests in the Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, nominee or other securities intermediary and who wishes to tender should contact such securities intermediary promptly and instruct such securities intermediary to tender on such beneficial owner's behalf. If any such beneficial owner whose Old Notes are in certificated form wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed assignment from the Holder. The transfer of ownership may take considerable time and might not be completed prior to the Expiration Date.

        Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a Holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (Eligible Institution).

        If the Letter of Transmittal is signed by a person other than the Holder of any Old Notes in certificated form listed therein, such Old Notes must be endorsed or accompanied by a properly completed assignment signed by such Holder as such Holder's name appears on such Old Notes.

        If the Letter of Transmittal or any Old Notes or assignment are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

        All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify registered Holders of defects or irregularities with respect to tenders of Old Notes, none of the Company, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent as the case may be, to the tendering registered Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

        In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth above under "Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

        By tendering, each Holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving beneficial ownership of such New Notes, whether or not such person is the Holder, (ii) neither the Holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes (iii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, and (iv) neither the Holder nor any such other person is an "affiliate," as defined in Rule 405 of the Securities Act, of the Company.

        In all cases, issuance of New Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

     BOOK-ENTRY TRANSFER

        The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account, respectively, at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with. As of the date of this Prospectus, all of the outstanding Old Notes are in book-entry form.

     GUARANTEED DELIVERY PROCEDURES

        Holders of Old Notes in certificated form who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

          (a)  The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed notice (Notice of Guaranteed Delivery), by facsimile transmission, mail or hand delivery, setting forth the name and address of the Holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer and other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

        Upon request to the Exchange Agent a Notice of Guaranteed Delivery will be sent to Holders of Old Notes in certificated form who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

     WITHDRAWAL OF TENDERS

        Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

        To withdraw a tender of Old Notes in the Exchange Offer, a Holder must send to the Exchange Agent, prior to 5:00 p.m., New York City time on the Expiration Date, a telegram, facsimile transmission or letter setting forth (i) the name of such Holder, (ii) the series and principal amount of Old Notes delivered for exchange and (iii) a statement that such Holder is withdrawing such Old Notes for exchange. Any such notice of withdrawal must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees). If the Holder tenders Old Notes in certificated form, such notice must also (i) specify the name of the person having deposited such Old Notes delivered for exchange and (ii) identify the Old Notes to be withdrawn (including the certificate number). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for payment will be returned to the registered Holder thereof without cost to such Holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to the Expiration Date.

     EXCHANGE AGENT

        The Bank of New York has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery with respect to the exchange of the Old Notes should be directed to the Exchange Agent addressed as follows:

      By Registered Mail or Certified     By Overnight Courier:
      Mail:

      The Bank of New York                The Bank of New York
      101 Barclay Street, 7E              101 Barclay Street
      New York, New York 10286            Corporate Trust Services
      Attention: Reorganization Section,  Window
      Theresa Gass                        Ground Level
                                          Attention: Reorganization
                                          Section,
                                          Theresa Gass

      By Telephone:                       By Facsimile:

      (212) 815-5942                      (212) 815-6339

     FEES AND EXPENSES

        The expenses of soliciting tenders will be paid by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone or in person by officers and regular employees of the Company and its affiliates.

        The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers-dealers or others soliciting acceptances of the Exchange Offer. The Company will pay the Exchange Agent reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

        The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $350,000. Such expenses include registration fees, fees and expenses of the Exchange Agent, accounting and legal fees and printing costs, among others.

        The Company will pay all transfer taxes, if any, applicable to the exchange of the Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the Holder of Old Notes tendered, or if tendered the Old Notes are registered in the name of, any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

        The Exchange Offer is being effected to satisfy the Company's obligations under the Registration Rights Agreement. The Company will not receive any proceeds from the Exchange Offer. In consideration of issuing the New Notes in the Exchange Offer, the Company will receive an equal principal amount of the Old Notes. Old Notes that are properly tendered in the Exchange Offer and not validly withdrawn will be accepted, cancelled and retired and cannot be reissued.


                                   USE OF PROCEEDS

        The net proceeds of approximately $298,000,000 received by the Company from the sale of the Old Notes has been used to make additional investments in the common stocks of its subsidiary companies to enable such subsidiaries to fund construction programs, redeem their securities or retire them as they mature and to repay short term borrowings incurred for similar purposes. The Company will not receive any proceeds from the issuance of the New Notes.


                             DESCRIPTION OF THE NEW NOTES

     GENERAL

        Each series of New Notes will be issued pursuant to an Indenture (for Unsecured Debt Securities) dated as of October 1, 1997 (individually, an Indenture and collectively, the Indentures), in each case, between the Company and The Bank of New York (Trustee) pursuant to which the corresponding Old Notes were issued and an officer's certificate establishing such series (individually, an Officer's Certificate and collectively, the Officer's Certificates). While each series of New Notes will be issued pursuant to an entirely separate Indenture and Officer's Certificate and insured by a separate Policy, each series of New Notes will contain substantially the same terms and provisions as the other except for differences in the maturity date and the interest rates. In the following description of the terms of the New Notes, except as otherwise noted, references to the New Notes, the Debt Securities, the Indenture, the Officer's Certificate, the Trustee, the Insurer and the Policy relate to each series of New Notes, and this description should be read as referring to each series of New Notes as a separate series.

        The following description of the terms of the New Notes does not purport to be complete and is qualified in its entirety by reference to (i) the Indentures and (ii) the Officer's Certificates. Whenever particular provisions or defined terms in the Indentures and Officer's Certificates are referred to under this DESCRIPTION OF NEW NOTES, such provisions or defined terms are incorporated by reference herein.

        The Indenture provides for the issuance of debt securities (including the New Notes), notes or other unsecured evidences of indebtedness by the Company (each a Debt Security) in an unlimited amount from time to time. The New Notes will be unsecured obligations of the Company which, so long as they are unsecured, will rank pari passu in right of payment of principal and interest with all other existing and future senior unsecured obligations of the Company. The Indenture provides that the Company may not grant a lien on the capital stock of any of its subsidiaries to secure debt obligations of the Company without similarly securing the New Notes, with certain exceptions. However, the Indenture does not limit the aggregate amount of indebtedness the Company or its subsidiaries may issue. The Company is a holding company that derives substantially all of its income from its operating subsidiaries. The New Notes therefore will be effectively subordinated to debt and preferred stock at the subsidiary level. The financial statements of the Company and its predecessors included in the Incorporated Documents show the aggregate amount of such subsidiary debt and preferred stock and other debt of the Company as of the date of such statements.

        New Notes of each series will be represented by a Global Certificate, will be issued only in fully registered form and, when issued, will be registered in the name of Cede & Co., as registered owner and as nominee for DTC. DTC will act as securities depository for the New Notes, with certain exceptions. Purchases of beneficial interests in the New Notes will be made in book-entry form. Except as described below, purchasers of such beneficial interests will not receive certificates representing their beneficial interests in the New Notes. See "Book-Entry" below.

        Purchases of New Notes or beneficial interests therein may be made in denominations of $5,000 or any integral multiples of $1,000 in excess thereof.

     PRINCIPAL AMOUNT, INTEREST AND MATURITY

        The New Notes will be issued as a series of Debt Securities under the Indenture. The Officer's Certificate with respect to the Series A Exchange Notes limits the aggregate principal amount of the Series A Exchange Notes to $125,000,000. The Officer's Certificate with respect to the Series B Exchange Notes limits the aggregate principal amount of the Series B Exchange Notes to $175,000,000.

        The Series A Exchange Notes will mature on October 1, 2002. The Series B Exchange Notes will mature on October 1, 2004. The New Notes of each series will bear interest from the date of the most recent Interest Payment Date for the corresponding Old Notes to which interest has been paid or duly provided for with respect to such Old Notes, or if no such interest has been paid or duly provided for, from October 10, 1997, but if interest has been paid on or duly provided for with respect to such New Notes, then from the most recent Interest Payment Date to which interest has been paid or duly provided for. The New Notes of each series will bear interest at the rate per annum shown in the title thereof, payable semi-annually in arrears on April 1 and October 1 in each year. Interest will be paid to the persons in whose names New Notes are registered at the close of business on the 15th day of the calendar month next preceding each semi-annual interest payment date. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed (Section 310). In the event that any date on which interest is payable on a series of the New Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable (Section 113).

        Principal and interest payments on the New Notes will be made by the Company to Cede & Co. (as nominee of DTC) so long as Cede & Co. is the registered owner. Disbursement of such payments to the DTC Participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners of the New Notes is the responsibility of DTC Participants and Indirect Participants, all as described below under "Book-Entry."

     REDEMPTION

        The New Notes will be redeemable as a whole at any time or in part, from time to time, at the option of the Company, at a redemption price equal to the sum of (a) the greater of (i) 100% of the principal amount of such New Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date, computed by discounting such payments, in each case, to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 5 basis points, plus
     (b) accrued interest on the principal amount thereof to the date of redemption.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of such New Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of such New Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

        "Comparable Treasury Price" means,  with respect to any redemption date,
     (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations actually obtained by the Trustee for such redemption date. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

        "Reference Treasury Dealer" means each of Lehman Brothers Inc., Citicorp Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

        Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each registered Holder of New Notes to be redeemed. If, at the time notice of redemption is given, the redemption moneys are not held by the Trustee, the redemption may be made subject to their receipt on or before the date fixed for redemption and such notice shall be of no effect unless such moneys are so received.

        Upon payment of the redemption price, on and after the redemption date interest will cease to accrue on the New Notes or portions thereof called for redemption.

     PAYMENT AND PAYING AGENTS

        Interest on each New Note on each Interest Payment Date will be paid to the Person in whose name such New Note is registered as of the close of business on the Regular Record Date relating to such Interest Payment Date; provided, however, that interest payable at maturity (whether at Stated Maturity, upon redemption or otherwise, hereinafter a Maturity) will be paid to the Person to whom principal is paid. However, if there has been a default in the payment of interest on any New Note, such defaulted interest may be payable to the Person in whose name such New Note is registered as of the close of business on a date selected by the Trustee which is not more than 15 days and not less than 10 days prior to the date proposed by the Company for payment of such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such New Note may be listed, if the Trustee deems such manner of payment practicable (Indenture, Section 307).

        The principal of and premium, if any, and interest on, the New Notes at Maturity will be payable upon presentation of the New Notes at the corporate trust office of The Bank of New York, in The City of New York, as Paying Agent for the Company. The Company may change the Place of Payment on the New Notes, may appoint one or more additional Paying Agents
     (including the Company) and may remove any Paying Agent, all at its discretion (Indenture, Section 602).

     REGISTRATION AND TRANSFER

        The transfer of New Notes may be registered, and New Notes may be exchanged for other New Notes of the same series or Tranche, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of The Bank of New York in The City of New York, as Security Registrar for the New Notes. The Company may change the place for registration of transfer and exchange of the New Notes and may designate one or more additional places for such registration and exchange, all at its discretion. No service charge will be made for any transfer or exchange of the New Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the New Notes. The Company will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any New Notes during a period of 15 days prior to giving any notice of redemption or (b) any New Notes selected for redemption in whole or in part, except the unredeemed portion of any New Notes being redeemed in part (Indenture, Section 305).

     DEFEASANCE

        The principal amount of any series of Debt Securities issued under the Indenture will be deemed to have been paid for purposes of the Indenture and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged if there will have been irrevocably deposited with the Trustee or any Paying Agent, in trust: (a) money in an amount which will be sufficient, or (b) in the case of a deposit made prior to the maturity of the Debt Securities, Eligible Obligations (as defined below), the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Debt Securities of such series that are Outstanding. For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof and which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof.

     PAYMENTS TO THE INSURER; SUBROGATION RIGHTS

        In the event that the principal and/or interest due on the New Notes shall be paid by the Insurer pursuant to the Policy, the New Notes shall continue to be Outstanding within the meaning of the Indenture for all purposes and the Insurer will be subrogated to the rights of the Holders of such New Notes.

     LIMITATION ON LIENS

        The Indenture provides that, except as otherwise specified with respect to a particular series of Debt Securities, so long as any Debt Securities of any series are Outstanding, the Company will not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any capital stock of any Subsidiary (hereinafter defined) now or hereafter owned by the Company to secure any Indebtedness (hereinafter defined), without making effective provision whereby the Outstanding Debt Securities shall (so long as such other Indebtedness shall be so secured) be equally and ratably secured with any and all such other Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured. This restriction does not apply to, or prevent the creation or existence of, (i) any mortgage, pledge, security interest, lien or encumbrance upon any such capital stock created at the time of the acquisition of such capital stock by the Company or within one year after such time to secure all or a portion of the purchase price for such capital stock; (ii) any mortgage, pledge, security interest, lien or encumbrance upon any such capital stock existing thereon at the time of the acquisition thereof by the Company (whether or not the obligations secured thereby are assumed by the Company); or (iii) any extension, renewal or refunding of any mortgage, pledge, security interest, lien or encumbrance described in (i) or (ii) above on capital stock of any Subsidiary theretofore subject thereto (or substantially the same capital stock) or any portion thereof. In addition, this restriction will not apply to, and there will be excluded in computing secured Indebtedness for the purpose of such restriction, Indebtedness secured by any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that either (i) the execution or enforcement of each such lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within such 30 day period) and the claims secured thereby are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted; (ii) the payment of each such lien is covered in full by insurance and the insurance company has not denied or contested coverage thereof; or (iii) so long as each such lien is adequately bonded, any appropriate legal proceedings that may have been duly initiated for the review of the corresponding judgment, decree or order shall not have been fully terminated or the period within which such proceedings may be initiated shall not have expired (Indenture, Section 608).

        For purposes of the restriction described in the preceding paragraph, "Indebtedness" means (i) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, created or assumed by the Company for the repayment of money borrowed; (ii) all indebtedness for money borrowed secured by a lien upon property owned by the Company and upon which indebtedness for money borrowed the Company customarily pays interest, although the Company has not assumed or become liable for the payment of such indebtedness for money borrowed; and (iii) all indebtedness of others for money borrowed which is guaranteed as to payment of principal by the Company or in effect guaranteed by the Company through a contingent agreement to purchase such indebtedness for money borrowed, but excluding from this definition any other contingent obligation of the Company in respect of indebtedness for money borrowed or other obligations incurred by others (Indenture, Section 608). "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency (Indenture, Section 101).

        Notwithstanding the foregoing, except as otherwise specified in the Officer's Certificate with respect to a particular series of Debt Securities, the Company may, without securing the Debt Securities, pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien (in addition to liens expressly permitted as described in the second preceding paragraph) upon, capital stock of any Subsidiary now or hereafter owned by the Company to secure any Indebtedness (which would otherwise be subject to the foregoing restriction) in an aggregate amount which, together with all other such Indebtedness, does not exceed 5% of Consolidated Capitalization. For this purpose, "Consolidated Capitalization" means the sum obtained by adding (i) Consolidated Shareholders' Equity, (ii) Consolidated Indebtedness for money borrowed (exclusive of any thereof which is due and payable within one year of the date such sum is determined) and, without duplication, (iii) any preference or preferred stock of the Company or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions (Indenture, Section 608).

        The term "Consolidated Shareholders' Equity" (as used above) means the total Assets of the Company and its Consolidated Subsidiaries less all liabilities of the Company and its Consolidated Subsidiaries. As used in the foregoing definition, "liabilities" means all obligations which would, in accordance with generally accepted accounting principles in the United States, be classified on a balance sheet as liabilities, including without limitation, (i) indebtedness secured by property of the Company or any of its Consolidated Subsidiaries whether or not the Company or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that the Company or such Consolidated Subsidiary is not so liable, such property has not been included among the Assets of the Company or such Consolidated Subsidiary on such balance sheet, (ii) deferred liabilities and (iii) indebtedness of the Company or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of the Company or such Consolidated Subsidiary. As used in this definition, "liabilities" includes preference or preferred stock of the Company or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions (Indenture, Section 608).

        The term "Consolidated Subsidiary" (as used above) means at any date any Subsidiary the financial statements of which under generally accepted accounting principles would be consolidated with those of the Company in its consolidated financial statements as of such date. The "Assets" of any Person means the whole or any part of its business, property, assets, cash and receivables. The term "Consolidated Indebtedness" means total indebtedness as shown on the consolidated balance sheet of the Company and its Consolidated Subsidiaries (Indenture, Section 608).

        As of September 30, 1997, the Consolidated Capitalization of the Company was approximately $17,911,105,000.

     ASSIGNMENT OF OBLIGATIONS

        The Company may assign its obligations under any series of the Debt Securities, including the New Notes, to a directly or indirectly wholly-owned subsidiary of the Company pursuant to a written assumption of such obligations by such subsidiary, provided that no Event of Default, or event which with the passage of time or the giving of required notice, or both, would become an Event of Default, has occurred and is continuing, and, provided further that, with respect to the New Notes, in the absence of an Insurer Default and as long as the Policy remains in effect, no such assignment and assumption shall be made without the consent of the Insurer, which consent shall not be unreasonably withheld. As conditions to such assumption, the subsidiary assuming such obligations will be required to deliver to the Trustee and to the Company an assumption agreement and a supplemental indenture satisfactory in form and substance to the Trustee pursuant to which such subsidiary (i) assumes, on a full recourse basis, the Company's obligations on the Debt Securities and the obligations under the Indenture relating to the Debt Securities, and (ii) agrees that any covenants made by the Company with respect to such Debt Securities will become solely covenants of, and shall relate to, such subsidiary. In addition, such subsidiary shall assume the Company's obligations under the Registration Rights Agreement.

        At the time of such assumption the Company will unconditionally guarantee payment of such series of Debt Securities and will execute a guarantee in form and substance satisfactory to the Trustee. Pursuant to such guarantee, the Company will fully and unconditionally guarantee the payment of the obligations of the assuming subsidiary under the Debt Securities and under the Indenture relating to the Debt Securities, including, without limitation, payment, as and when due, of the principal of, premium, if any, and interest on, the Debt Securities. The Company will be released and discharged from all its other obligations under the Indenture.

     CONSOLIDATION, MERGER, AND SALE OF ASSETS

        Under the terms of the Indenture, the Company may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless (i) the entity formed by such consolidation or into which the Company is merged or the entity which acquires by conveyance or transfer, or which leases, the property and assets of the Company substantially as an entirety will be a entity organized and validly existing under the laws of any domestic jurisdiction and such entity expressly assumes the Company's obligations on all Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing, and (iii) the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel as provided in the Indenture (Indenture, Section 1101). The terms of the Indenture do not restrict the Company in a merger in which the Company is the surviving entity.

     EVENTS OF DEFAULT

        Each of the following will constitute an Event of Default under the Indenture with respect to the Debt Securities of any series: (a) failure to pay any interest on the Debt Securities of such series within 30 days after the same becomes due and payable; (b) failure to pay principal or premium, if any, on the Debt Securities of such series when due and payable; (c) failure to perform, or breach of, any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty of the Company in the Indenture solely for the benefit of one or more series of Debt Securities other than such series) for 60 days after written notice to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 33% in principal amount of the Debt Securities of such series Outstanding under the Indenture as provided in the Indenture;
     (d) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order will have remained unstayed and in effect for a period of 90 consecutive days; and (e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or other similar proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it under any applicable Federal or state law or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors (Indenture, Section 801).

        An Event of Default with respect to the Debt Securities of a particular series may not necessarily constitute an Event of Default with respect to Debt Securities of any other series issued under the Indenture.

     REMEDIES

        If an Event of Default due to the default in payment of principal of or interest on any series of Debt Securities or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all series occurs and is continuing, then either the Trustee or the holders of 33% in principal amount of the Outstanding Debt Securities of such series may declare the principal of all of the Debt Securities of such series and interest accrued thereon to be due and payable immediately. If an Event of Default due to the default in the performance of any other covenants or agreements in the Indenture applicable to all Outstanding Debt Securities or due to certain events of bankruptcy, insolvency or reorganization of the Company has occurred and is continuing, either the Trustee or the holders of not less than 33% in principal amount of all Outstanding Debt
     Securities, considered as one class, and not the holders of the Debt Securities of any one of such series, may make such declaration of acceleration. There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of the Company.

        At any time after the declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

        (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

          (1)  all overdue interest on all Debt Securities of such series;

          (2) the principal of and premium, if any, on any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities;

          (3) interest upon overdue interest at the rate or rates prescribed therefor in such Debt Securities, to the extent that payment of such interest is lawful; and

          (4)  all amounts due to the Trustee under the Indenture; and

        (b) any other Event or Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture (Indenture, Section 802).

        Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default will occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders will have offered to the Trustee reasonable indemnity (Indenture, Section 903). If an Event of Default has occurred and is continuing in respect of a series of Debt Securities, subject to such provisions for the indemnification of the Trustee, the holders of a majority in principal amount of the Outstanding Debt Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debt Securities, the holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all such series, considered as one class, will have the right to make such direction, and not the holders of the Debt Securities of any one of such series; and provided, further, that such direction will not be in conflict with any rule of law or with the Indenture (Indenture, Section 812).

        No Holder of Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series, (ii) the holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of all series in respect of which an Event of Default will have occurred and be continuing, considered as one class, have made written request to the Trustee, and such holder or holders have offered reasonable indemnity to the Trustee to institute such proceeding in respect of such Event of Default in its own name as trustee and (iii) the Trustee has failed to institute any proceeding, and has not received from the holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer (Indenture, Section 807). However, such limitations do not apply to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security (Indenture, Section 808).

        In the absence of an Insurer Default and as long as the Policy remains in effect, without the consent of the Insurer, which consent shall not be unreasonably withheld, (i) no acceleration of the New Notes upon the occurrence of an Event of Default may be declared and (ii) the Trustee may not waive a default or annul a declaration that the principal of the New
     Notes and interest thereon are immediately due and payable. For the purposes of the provisions of the Indenture governing the enforcement of remedies available to the holders of New Notes, the Insurer shall be deemed to be the sole holder of the New Notes except with respect to the acceleration of the New Notes upon the occurrence of an Event of Default and except with respect to the right of each holder of New Notes to initiate suit for the enforcement of the payment of the principal of, and premium, if any, and interest on the New Notes at and after the due dates thereof.

        The Company will be required to furnish to the Trustee annually a statement by an appropriate officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under the Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the Indenture (Indenture, Section 606).

     MODIFICATION AND WAIVER

        Without the consent of any holder of Debt Securities, the Company and the Trustee may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the assumption by any permitted successor to the Company of the covenants of the Company in the Indenture and in the Debt Securities; or (b) to add one or more covenants of the Company or other provisions for the benefit of all holders or for the benefit of the holders of, or to remain in effect only so long as there will be Outstanding, Debt Securities of one or more specified series, or one or more specified Tranches thereof, or to surrender any right or power conferred upon the Company by the Indenture; or (c) to add any additional Events of Default with respect to Outstanding Debt Securities; or (d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition will adversely affect the interests of the holders of Debt Securities of any series or Tranche in any material respect, such change, elimination or addition will become effective with respect to such series or Tranche only (1) when the consent of the holders of Debt Securities of such series or Tranche has been obtained in accordance with the Indenture, or (2) when no Debt Securities of such series or Tranche remain Outstanding under the Indenture; or (e) to provide collateral security for all but not part of the Debt Securities; or (f) to establish the form or terms of Debt Securities of any other series or Tranche as permitted by the Indenture; or
     (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or (h) to evidence and provide for the acceptance of appointment of a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as will be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one trustee; or (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for the Debt Securities of all or any series or Tranche; or (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on all or any series or Tranche of Debt Securities will be payable, (2) all or any series or Tranche of Debt Securities may be surrendered for registration of transfer or exchange and
     (3) notices and demands to or upon the Company in respect of Debt Securities and the Indenture may be served; or (k) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided such changes or additions will not adversely affect the interests of the holders of Debt Securities of any series or Tranche in any material respect (Indenture, Section 1201).

        The holders of a majority in aggregate principal amount of the Debt Securities of all series then Outstanding may waive compliance by the Company with certain restrictive provisions of the Indenture (Indenture, Section 607). The holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the Indenture with respect to such series, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the holder of each Outstanding Debt Security of such series affected (Indenture, Section 813).

        Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment of the Trust Indenture Act or to effect such changes, additions or elimination, and the Company and the Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect such amendment (Indenture, Section 1201).

        Except as provided above, the consent of the holders of a majority in aggregate principal amount of the Debt Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture or modifying in any manner the rights of the holders of such Debt Securities under the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Debt Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of Outstanding Debt Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Debt Securities of any series will have been issued in more than one Tranche and if the proposed supplemental indenture will directly affect the rights of the holders of Debt Securities of one or more, but less than all, of such Tranches, then the consent only of the holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all Tranches so directly affected, considered as one class, will be required; and provided, further, that, in the absence of an Insurer Default and as long as the Policy is in effect, no such amendment may become effective without the consent of the Insurer, which consent shall not be unreasonably withheld; and provided further, that no such amendment or modification may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property) in which any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debt Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the holder of such Debt Security, (b) reduce the percentage in principal amount of the Outstanding Debt Security of any series, or any
     Tranche thereof, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with any provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the holder of each Outstanding Debt Security of such series or Tranche, or (c) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Security of any series or Tranche, without the consent of the holder of each Outstanding Debt Security affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities or one or more Tranches thereof, or modifies the rights of the holders of Debt Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the holders of the Debt Securities of any other series or Tranche (Indenture, Section 1202).

        The Indenture provides that in determining whether the holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the holders of Debt Securities, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor (unless the Company, such affiliate or such obligor owns all Debt Securities Outstanding under the Indenture, determined without regard to this provision) will be disregarded and deemed not to be Outstanding.

        If the Company shall solicit from holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other such act, but the Company will have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the holders of record at the close of business on such record date will be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the Outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Debt Securities will be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a holder will bind every future holder of the same Debt Security and the holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security (Indenture, Section 104).

     RESIGNATION OF TRUSTEE

        The Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time by Act of the holders of a majority in principal amount of all series of Debt Securities then Outstanding delivered to the Trustee and the Company. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a Trustee appointed by Act of the holders, if the Company has delivered to the Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture (Indenture, Section 910).

     NOTICES

        Notices to holders of Debt Securities will be given by mail to the addresses of such holders as they may appear in the security register therefor.

     TITLE

        The Company, the Trustee, and any agent of the Company or the Trustee, may treat the Person in whose name Debt Securities are registered as the absolute owner thereof (whether or not such Debt Securities may be overdue) for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

     GOVERNING LAW

        The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

     REGARDING THE TRUSTEE

        The Trustee under the Indenture is The Bank of New York. The Company and certain of its subsidiaries also maintain various banking and trust relationships with The Bank of New York.

     BOOK-ENTRY ONLY - THE DEPOSITORY TRUST COMPANY

              The certificates representing the New Notes will be issued in fully registered form, without coupons. The New Notes will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC's nominee in the form of one or more Global Certificates for each series of New Notes or will remain in the custody of the Trustee pursuant to a FAST Balance Certificate Agreement between DTC and the Trustee. Upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in a Global Certificate will be limited to persons who have accounts with DTC (participants) or persons who hold interests through participants. Ownership of beneficial interests in a Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

               So long as DTC, or its nominee, is the registered owner or Holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of the New Notes represented by such Global Certificate for all purposes under the Indenture and the New Notes. No beneficial owner of an interest in a Global Certificate will be able to transfer the interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

               Payments of the principal of, and interest on, a Global Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Certificate, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

               Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules.

               DTC will take any action permitted to be taken by a Holder of New Notes (including the presentation of New Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Certificate is credited and only in respect of such portion of the aggregate principal amount of the New Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default (as defined) under the New Notes, DTC will exchange a Global Certificate for certificated notes, which it will distribute to its participants.

               DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its participants are on file with the Commission.

               Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Notes among their respective participants, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

               If DTC is at any time unwilling or unable to continue as a depositary for a Global Certificate and a successor depositary is not appointed by the Company within 90 days, the Company will issue certificated notes in exchange for a Global Certificate.

               Secondary trading in long-term bonds and notes of corporate issuers is generally settled in clearing house or next day funds. In contrast, beneficial interests in the New Notes that are not Certificated Notes, as defined below, will trade in DTC's Same-Day Funds Settlement System until maturity. Therefore, the secondary market trading activity in such interests will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the New Notes.

               The information under this caption "Book-Entry" concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company does not take any responsibility for the accuracy thereof.

     CERTIFICATED NOTES

        If (i) the Company notifies the Trustee in writing that the DTC is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of New Notes in the form of Certificated Notes under the Indenture, then, upon surrender by the DTC of its Global Notes, New
     Notes in  such form will be issued to each person that  the Global
     Note Holder and the DTC identify as being the beneficial owner of the related New Notes.

        Neither the Company nor the Trustee will be liable for any delay by the DTC in identifying the Beneficial Owners of New Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the DTC for all purposes.

     SAME-DAY SETTLEMENT AND PAYMENT

        The Indenture will require that payments in respect of the New Notes represented by the Global Note (including principal, premium, if any, and interest, if any) be made in immediately available funds. With respect to Certificated Notes, however, the Company will make all payments of principal, premium, if any, interest, if any, by mailing a check to each Holder's registered address. The Company expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

     LACK OF PUBLIC MARKET

        The New Notes are new issues of securities for which there is currently no active trading market. If any New Notes are traded after their initial issuance, they may trade at a discount from their face value, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and the financial condition, performance of, and the prospects for the Company.


                                  NEW NOTE INSURANCE

        While a separate Policy will be issued in connection with each series of New Notes, such Policies are identical except for references to the title, maturity date and interest rate of the New Notes. References in this section to Policy, Paying Agent and New Notes should be read as a referring to each series of New Notes as a separate series. The Policy with respect to each series of New Notes is identical to the Policy with respect to the corresponding series of Old Notes, except for references to the titles of the securities.

        The following information has been furnished by the Insurer for use in this Prospectus. Reference is made to Appendix I for a specimen of the Policy. The Company does not assume any responsibility for the information regarding the Insurer or the Policy contained, or incorporated by reference, herein.

        The Policy unconditionally and irrevocably guarantees the full and complete payment required to be made by or on behalf of the Company (or any wholly owned subsidiary to whom the Company has assigned New Notes with the consent of the Insurer) to the Paying Agent or its successor of an amount equal to (i) the principal of (at the stated maturity) and interest on the New Notes as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of optional redemption or acceleration resulting from default or otherwise, the payments guaranteed by the Policy shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration); and (ii) the reimbursement of any such payment which is subsequently recovered from any owner of the New Notes pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such owner within the meaning of any applicable bankruptcy law (Preference).

        The Policy does not insure against loss of any prepayment premium which may at any time be payable with respect to any New Note. The Policy does not, under any circumstance, insure against loss relating to: (i) optional redemptions; (ii) any payments to be made on an accelerated basis; (iii) payments of the purchase price of the New Notes upon tender by an owner thereof; or (iv) any Preference relating to (i) through (iii) above. The Policy also does not insure against nonpayment of principal of or interest on the New Notes resulting from the insolvency, negligence or any other act or omission of the Paying Agent or any other paying agent for the New Notes.

        Upon receipt of telephonic or telegraphic notice, such notice subsequently confirmed in writing by registered or certified mail, or upon receipt of written notice by registered or certified mail, by the Insurer from the Paying Agent or any owner of a New Note the payment of an insured amount for which is then due, that such required payment has not been made, the Insurer on the due date of such payment or within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with State Street Bank and Trust Company, N.A., in New York, New York, or its successor, sufficient for the payment of any such insured amounts which are then due. Upon presentment and surrender of such New Notes or presentment of such other proof of ownership of the New Notes, together with any appropriate instruments of assignment to evidence the assignment of the insured amounts due on the New Notes as are paid by the Insurer, and appropriate instruments to effect the appointment of the Insurer as agent for such owners of the New Notes in any legal proceeding related to payment of insured amounts on the New Notes, such instruments being in a form satisfactory to State Street Bank and Trust Company, N.A., State Street Bank and Trust Company, N.A. shall disburse to such owners or the Paying Agent payment of the insured amounts due on such New Notes, less any amount held by the Paying Agent for the payment of such insured amounts and legally available therefor.

        The Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Insurer. The Insurer is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

        On November 14, 1997, MBIA Inc. announced the signing of a definitive agreement to merge with CapMAC Holdings Inc. (CHI), the parent company of Capital Markets Assurance Corporation (CapMAC), in a stock-for-stock transaction. The announcement also stated that all outstanding policies issued by CapMAC will be backed by the full financial resources of MBIA Inc. and that the agreement is subject to regulatory approvals and approval by CHI shareholders.

        The consolidated financial statements of the Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1996 and December 31, 1995 and for the three years ended December 31, 1996, prepared in accordance with generally accepted accounting principles (GAAP), included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1996 and the consolidated financial statements of the Insurer and its subsidiaries as of September 30, 1997 and for the period ending September 30, 1997 and September 30, 1996 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending September 30, 1997 are hereby incorporated by reference into this Prospectus and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        All financial statements of the Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the New Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing such documents.

        The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities (SAP) and GAAP:

                                               SAP
                            ----------------------------------------

                             DECEMBER 31, 1996    SEPTEMBER 30, 1997
                            -------------------   -------------------
                                 (AUDITED)            (UNAUDITED)
                                          (IN MILLIONS)

      Admitted Assets . .          $4,476               $5,165

      Liabilities . . . .           3,009                3,457

      Capital and Surplus           1,467                1,708


                                               GAAP
                             ---------------------------------------
                              DECEMBER 31, 1996   SEPTEMBER 30, 1997
                             ------------------   -------------------
                                  (AUDITED)           (UNAUDITED)

                                          (IN MILLIONS)

      Assets  . . . . . . .        $5,066               $5,819

      Liabilities . . . . .         2,262                2,594

      Shareholder's Equity          2,804                3,225

        Copies  of  the  financial  statements  of  the  Insurer incorporated by reference herein and copies of the Insurer's 1996 year-end audited financial statements prepared in accordance with SAP are available, without charge, from the Insurer. The address of the Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Insurer is (914) 273-4545.

        The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and the Insurer set forth under this heading NEW NOTE INSURANCE. Additionally, the Insurer makes no representation regarding the New Notes or the advisability of exchanging Old Notes for New Notes or otherwise investing in New Notes.

        Moody's Investors Service, Inc. rates the claims paying ability of the Insurer "Aaa."

        Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the claims paying ability of the Insurer "AAA."

        Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Insurer "AAA."

        The above ratings are not recommendations to buy, sell or hold the New Notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the New

     Notes.   The Insurer does not guarantee  the market price of  the New Notes nor does it guarantee that the ratings of the claims paying ability of the Insurer will not be revised or withdrawn.

     DISCLOSURE OF GUARANTY FUND NONPARTICIPATION: In the event the Insurer is unable to fulfill its contractual obligation under a policy or contract or application or certificate or evidence of coverage, the policyholder or certificateholder is not protected by an insurance guaranty fund or other solvency protection arrangement.

                CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following summary describes certain United States federal income tax consequences of the purchase, ownership and disposition of the New Notes as of the date hereof and represents the opinion of Reid & Priest LLP, counsel to the Company, insofar as it relates to matters of law or legal conclusions. Except where noted, it deals only with New Notes held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding New Notes as a part of a hedging or conversion transaction or a straddle, or persons who are not United States Holders (as defined herein). In addition, this discussion does not address the tax consequences to persons who acquire New Notes other than pursuant to their initial issuance and distribution. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified at any time, with either forward-looking or retroactive effect, so as to result in United States federal income tax consequences different from those discussed below.

        PROSPECTIVE HOLDERS OF NEW NOTES, INCLUDING PERSONS WHO ARE NOT UNITED STATES HOLDERS AND PERSONS WHO PURCHASE NEW NOTES IN THE SECONDARY MARKET, ARE ADVISED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NEW NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

     UNITED STATES HOLDERS

        As used herein, a "United States Holder" means a Holder of a New Note that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate, the income of which is subject to United States federal income taxation regardless of its source, or a trust, the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons have the authority to control all substantial decisions.

     PAYMENTS OF INTEREST

        Stated interest on a New Note will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.

     EXCHANGE OF OLD NOTES FOR NEW NOTES

        An exchange of the Old Notes for the New Notes should not constitute a taxable event for federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Old

     Notes. Rather, the New Notes should be treated as a continuation of the Old Notes in the hands of a Holder. As a result, Holders who exchange their Old Notes for New Notes should not recognize any income, gain or loss for federal income tax purposes with respect to such exchange. The following discussion assumes that an exchange of Old Notes for New Notes will not be treated as a taxable exchange for federal income tax purposes.

     SALE, EXCHANGE AND REDEMPTION OF THE NEW NOTES

        Upon the sale, exchange or redemption of New Notes, a United States Holder will recognize gain or loss equal to the difference between such Holder's adjusted tax basis in the New Notes and the amount realized upon the sale, exchange or redemption, other than amounts attributable to accrued but unpaid interest. A United States Holder's adjusted tax basis will be, in general, the issue price of the New Notes. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale or redemption, the New Notes have been held for more than 18 months. Under current law, deductibility of capital losses is subject to limitations. The net capital gains of individuals are taxed, under certain circumstances, at lower rates than ordinary income.

     INFORMATION REPORTING AND BACKUP WITHHOLDING

        Subject to the qualification discussed below, income on the New Notes will be reported to Holders on Forms 1099, which should be mailed to such Holders by January 31 following each calendar year.

        The Company will report annually to Cede & Co. the interest income paid during the year with respect to the New Notes for which Cede & Co. is the Holder of record. The Company currently intends to report such information on Form 1099 prior to January 31 following each calendar year. The Initial Purchasers have indicated to the Company that, to the extent that they hold New Notes as nominee for beneficial Holders, they currently expect to report the interest income paid during the calendar year on such New Notes to such beneficial Holders on Forms 1099 by January 31 following each calendar year. Under current law, Holders of New Notes who hold as nominees for beneficial Holders will not have any obligation to report information regarding the beneficial Holders to the Company. The Company, moreover, will not have any obligation to report to beneficial Holders who are not also record Holders. Thus, beneficial Holders of New Notes who hold their New Notes through the Initial Purchasers will receive Forms 1099 reflecting the income on their New Notes from such nominee Holders rather than from the Company.

        Payments made in respect of, and proceeds from the sale, exchange or redemption of, New Notes may be subject to "backup" withholding tax of 31% if the Holder fails to comply with certain identification requirements, or has previously failed to report in full dividend and  interest  income, or  does not  otherwise establish its entitlement
     to an exemption.   Any withheld amounts  will be allowed as  a refund or
     a credit against the Holder's United States federal income tax liability; provided, however, that certain required information is provided to the Internal Revenue Service.


                                 PLAN OF DISTRIBUTION

        Except as described below, a broker-dealer may not participate in the Exchange Offer in connection with a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period not to exceed 90 days, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ____________ ___, 1998 all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

        The Company will not receive any proceeds from the Exchange Offer or any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Any broker or dealer registered under the Exchange Act who holds Old Notes that are Registrable Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Registrable Securities acquired directly from the Company) may exchange such Old Notes pursuant to the Exchange Offer; however, such broker or dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the New Notes received by such broker or dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such broker or dealer of this Prospectus. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The Company has agreed to pay the expenses of registration of the New Notes and will indemnify the Holders of the New Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

        Prior to the Exchange Offer, there has been no public market for the Old Notes. The Company does not intend to apply for listing of the New Notes on any securities exchange or for inclusion of such securities in any automated quotation system. There can be no assurance that an active market for the New Notes will develop. To the extent that a market for the New Notes does develop, the market value of the New Notes will depend on market conditions (including yields on alternative investments), general economic conditions, the Company's financial condition and other conditions. Such conditions might cause the New Notes, to the extent that they are actively traded, to trade at a significant discount from face value. The Company has not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offer.

        The Company has not agreed to compensate broker-dealers who effect the exchange of Old Notes on behalf of Holders.


                                       EXPERTS

        The  consolidated  financial   statements  included  in  the  TEI  10-K,
     incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in the TEI 10-K, and have been incorporated by reference herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

        With respect to the unaudited condensed consolidated interim financial information included in TEI's Quarterly Reports on Form 10-Q that are or will be incorporated herein by reference, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for reviews of such information. As stated in their reports included in TEI's and the Company's Quarterly Reports on Form 10-Q, Deloitte & Touche LLP did not audit and they did not express an opinion on such interim financial information. Accordingly, the degree of reliance on any of its reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act, for their reports on such unaudited interim financial information because such reports are not "reports" or a "part" of the Registration Statement filed under the Act with respect to the Common Stock offered hereby ("Registration Statement"), that were prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

        The consolidated financial statements included in ENSERCH 10-K, incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in such ENSERCH 10-K, and have been incorporated by reference herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

        With respect to the unaudited condensed consolidated interim financial information included in ENSERCH's Quarterly Reports on Form 10-Q that are incorporated herein by reference, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for reviews of such information. As stated in their reports included in ENSERCH's Quarterly Reports on Form 10-Q, Deloitte & Touche LLP did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on any of its reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on such unaudited interim financial information because such reports are not "reports" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

          The consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated by reference into this Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.


                                    LEGAL MATTERS

        The statements made as to matters of law and legal conclusions in the TEI 10-K under Part I, Item 1 -- Business-Regulation and Rates, and Environmental Matters, incorporated herein by reference, have been reviewed by Worsham, Forsythe & Wooldridge, L.L.P., Dallas, Texas, General Counsel for the Company. All of such statements are set forth, or have been incorporated by reference, herein in reliance upon the opinion of that firm given upon their authority as experts. At October 31, 1997, members of the firm of Worsham, Forsythe & Wooldridge, L.L.P., owned approximately 41,200 shares of the Common Stock of the Company. The statements made as to matters of law and legal conclusions in this Prospectus under CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES have been reviewed by Reid & Priest LLP, New York, New York, and are set forth herein in reliance upon the opinion of that firm given upon their authority as experts.

        The validity of the New Notes is being passed upon for the Company by Worsham, Forsythe & Wooldridge, L.L.P. and by Reid & Priest LLP. Certain legal matters will be passed upon for the Insurer by Kutak Rock, Omaha, Nebraska. However, all matters pertaining to incorporation of the Company and all other matters of Texas law relating to the Company will be passed upon only by Worsham, Forsythe & Wooldridge, L.L.P.

                                                           APPENDIX I

                                         MBIA

                         FINANCIAL GUARANTY INSURANCE POLICY

                              MBIA Insurance Corporation
                                Armonk, New York 10504

                                                          Policy No.[NUMBER]

     MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this policy, hereby unconditionally and irrevocably guarantees to any owner, as hereinafter defined, of the following described obligations, the full and complete payment required to be made by or on behalf of the Issuer to [PAYING AGENT/TRUSTEE] or its successor (the "Paying Agent") of an amount equal to
     (i) the principal of (either at the stated maturity or by any advancement of maturity pursuant to a mandatory sinking fund payment) and interest on, the Obligations (as that term is defined below) as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of mandatory or optional redemption or acceleration resulting from default or otherwise, other than any advancement of maturity pursuant to a mandatory sinking fund payment, the payments guaranteed hereby shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration); and (ii) the reimbursement of any such payment which is subsequently recovered from any owner pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such owner within the meaning of any applicable bankruptcy law. The amounts referred to in clauses (i) and (ii) of the preceding sentence shall be referred to herein collectively as the "Insured Amounts." "Obligations shall mean:

                                        [PAR]
                                [LEGAL NAME OF ISSUE]

     Upon receipt of telephonic or telegraphic notice, such notice subsequently confirmed in writing by registered or certified mail, or upon receipt of written notice by registered or certified mail, by the Insurer from the Paying Agent or any owner of an Obligation the payment of an Insured Amount for which is then due, that such required payment has not bee made, the Insurer on the due date of such payment or within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with State Street Bank and Trust Company, N.A., in New York, New York, or its successor, sufficient for the payment of any such Insured Amounts which are then due. Upon presentment and surrender of such Obligations or presentment of such other proof of ownership of the Obligations, together with any appropriate instruments of assignment to evidence the assignment of the Insured Amounts due on the Obligations as are paid by the Insurer, and appropriate instruments to effect the appointment of the Insurer as agent for such owners of the Obligations in any legal proceeding related to payment of Insured Amounts on the Obligations, such instruments being in a form satisfactory to State Street Bank and Trust Company, N.A., State Street Bank and Trust Company, N.A. shall disburse to such owners, or the Paying Agent payment of the Insured Amounts due on such Obligations, less any amount held by the Paying Agent for the payment of such Insured Amounts and legally available therefor. This policy does not insure against loss of any prepayment premium which may at any time be payable with respect to any Obligation.

     As used herein, the term "owner" shall mean the registered owner of any Obligation as indicated in the books maintained by the Paying Agent, the Issuer, or any designee of the Issuer for such purpose. The term owner shall not include the Issuer or any party whose agreement with the Issuer constitutes the underlying security for the Obligations.

     Any service of process on the Insurer may be made to the Insurer at its offices located at 113 King Street, Armonk, New York 10504 and such service of process shall be valid and binding.

     This policy is non-cancellable for any reason. The premium on this policy is not refundable for any reason including the payment prior to maturity of the Obligations.

     IN WITNESS WHEREOF, the Insurer has caused this policy to be executed in facsimile on its behalf by its duly authorized officers, this [DAY] day of [MONTH, YEAR].

     COUNTERSIGNED:                               MBIA Insurance Corporation

                                                       --SPECIMEN--
     ----------------------------                 -----------------------------
     Resident Licensed Agent                      President


     ----------------------------        Attest:  -----------------------------
     City, State                                  Assistant Secretary

     DISCLOSURE OF GUARANTY FUND NONPARTICIPATION: In the event the Insurer is unable to fulfill its contractual obligation under this policy or contract or application or certificate or evidence or coverage, the policyholder or certificateholder is not protected by an insurance guaranty fund or other solvency protection arrangement.

                                       PART II.

                        INFORMATION NOT REQUIRED IN PROSPECTUS


     ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article IX of the Restated Articles of Incorporation of the Company provides as follows:

         "The Corporation shall reimburse or indemnify any former, present or future director, officer or employee of the Corporation, or any person who may have served at its request as a director, officer or employee of another corporation, or any former, present or future director, officer or employee of the Corporation who shall have served or shall be serving as an administrator, agent or fiduciary for the Corporation or for another corporation at the request of the Corporation (and his heirs, executors and administrators) from and against all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, the defense of any action, suit or proceeding in which he may be involved by reason of his being or having been such director, officer or employee, except with respect to matters as to which he shall be adjudged in such action, suit or proceeding to be liable because he did not act in good faith, or because of dishonesty or conflict of interest in the performance of his duty.

         "No former, present or future director, officer or employee of the Corporation (or his heirs, executors and administrators) shall be liable for any act, omission, step or conduct taken or had in good faith, which is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute regulating the Corporation or its subsidiaries, or any amendments to any thereof. In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense, each such director, officer or employee (and his heirs, executors and administrators) shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this paragraph described.

         "The foregoing rights shall not be exclusive of other rights to which any such director, officer or employee (or his heirs, executors and administrators) may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise, and shall be available whether or not the director, officer or employee continues to be a director, officer or employee at the time of incurring such expenses and liabilities. In furtherance, and not in limitation of the foregoing provisions of this
       Article IX, the Corporation may indemnify and insure any such persons to the fullest extent permitted by the Texas Business Corporation Act, as amended from time to time, or the laws of the State of Texas, as in effect from time to time."

       Article 2.02-1 of the Texas Business Corporation Act permits the Company, in certain circumstances, to indemnify any present or former director, officer, employee or agent of the Company against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of the Company.

        Article X of the Articles of Incorporation of the Company provides as follows:

         "A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable for:

             (a) a breach of a director's duty of loyalty to the Corporation or its shareholders;

             (b) an act or omission not in good faith that constitutes a breach of duty of a director to the Corporation or an act or omission that involved intentional misconduct or a knowing violation of the law;

             (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

             (d) an act or omission for which the liability of a director is expressly provided for by statute.

       If the laws of the State of Texas are amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such laws as so amended. Any repeal or modification of this Article X shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification."

       Section 22 of the Company's bylaws provides as follows:

          "Section 22. Insurance, Indemnification and Other Arrangements. Without further specific approval of the shareholders of the Corporation, the Corporation may purchase, enter into, maintain or provide insurance, indemnification or other arrangements for the benefit of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving another entity at the request of the Corporation as a director, officer, employee, agent or otherwise, to the fullest extent permitted by the laws of the State of Texas, including without limitation Art. 2.02-1 of the Texas Business Corporation Act or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person's service in such capacity whether or not the Corporation would otherwise have the power to indemnify against any such liability under the Texas Business Corporation Act. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby to a greater extent than presently permitted, then the Corporation shall have the power and authority to purchase, enter into, maintain and provide any additional arrangements in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of the shareholders of the Corporation. No repeal or modification of such laws or this Section 22 shall adversely affect any such arrangement or right to indemnification existing at the time of such repeal or modification."

        The Registrant has entered into agreements with its directors which provide, among other things, for their indemnification by the Registrant to the fullest extent permitted by Texas law, unless a final adjudication establishes that the indemnitee's acts were committed in bad faith, were the result of active and deliberate dishonesty or that the indemnitee personally gained a financial profit to which the indemnitee was not legally entitled. These agreements further provide, under certain circumstances, for the advancement of expenses and the implementation of other arrangements for the benefit of the indemnitee.

        The Registrant has insurance covering its expenditures which might arise in connection with its lawful indemnification of its directors and officers for their liabilities and expenses. Directors and officers of the Company also have insurance which insures them against certain other liabilities and expenses.

     ITEM 21. EXHIBITS.

                  PREVIOUSLY FILED*
               ----------------------
                 WITH
                 FILE      AS
      EXHIBIT    NUMBER    EXHIBIT
      -------    ------    -------

       3(a)     333-12391     3(a)    --     Restated Articles of
                                             Incorporation of the Company
       3(b)     333-45657     4(b)    --     Bylaws of the Company, as
                                             amended.
       4(a)                           --     Indenture relating to Series A
                                             and Series A Exchange Notes.
       4(b)                           --     Indenture relating to Series B
                                             and Series B Exchange Notes
       4(c)                           --     Registration Rights Agreement
                                             with respect to Series A Notes.
       4(d)                           --     Registration Rights Agreement
                                             with respect to Series B Notes.
       4(e)                           --     Officers' Certificate
                                             establishing Series A Exchange
                                             Notes.
       4(f)                           --     Officers' Certificate
                                             establishing Series B Exchange
                                             Notes.
       4(g)                           --     Form of Series A Exchange
                                             Notes.
       4(h)                           --     Form of Series B Exchange
                                             Notes.
       4(i)                           --     Form of Letter of Transmittal
       5(a)                           --     Opinion of Worsham, Forsythe &
                                             Wooldridge, L.L.P., General
                                             Counsel for the Company.
       5(b)                           --     Opinion of Reid & Priest LLP,
      and 8                                  of counsel to the Company.
         12                           --     Computation of Ratio of
                                             Earnings to Fixed Charges of
                                             the Company.
      15(a)                           --     Letter of Deloitte & Touche LLP
                                             regarding unaudited condensed
                                             interim financial information
                                             of TEI and the Company.
      15(b)                           --     Letter of Deloitte & Touche LLP
                                             regarding unaudited condensed
                                             interim financial information
                                             of ENSERCH
      23(a)                           --     Independent Auditors' Consent.
      23(b)                           --     Independent Auditors' Consent.
      23(c)                           --     Independent Auditors' Consent.
      23(d)                           --     Consents of Worsham, Forsythe &
                                             Wooldridge, L.L.P. and Reid &
                                             Priest LLP are contained in
                                             Exhibits 5(a) and 8 and 5(b),
                                             respectively.
         24                           --     Power of Attorney (see Page II-
                                             7).
      25(a)                           --     Statement on Form T-1 of the
                                             Bank of New York relating to
                                             Indenture for the Series A
                                             Notes and Series A Exchange
                                             Notes.
      25(b)                           --     Statement on Form T-1 of The
                                             Bank of New York relating to
                                             Indenture for the Series B
                                             Notes and Series B Exchange
                                             Notes.
      99(a)                           --     Form of Exchange Agent
                                             Agreement.

     ----------

     *Incorporated herein by reference.

     ITEM 22. UNDERTAKINGS.

     a.     The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any  facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     b. That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     c. (i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange to provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     d. To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  POWER OF ATTORNEY

          EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS THE AGENTS FOR SERVICE NAMED IN THIS REGISTRATION STATEMENT, AND EACH OF THEM SEVERALLY, AS HIS ATTORNEY-IN-FACT TO SIGN IN HIS NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH AGENT FOR SERVICE AS ITS ATTORNEY-IN-FACT WITH LIKE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND BEHALF.


                                      SIGNATURES

          THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, AND STATE OF TEXAS, ON THE 10th DAY OF FEBRUARY, 1998.

                                                       TEXAS UTILITIES COMPANY

                                                       BY /S/ ERLE NYE
                                                          -------------------
                                                          (ERLE NYE, CHAIRMAN
                                                           OF THE BOARD AND
                                                           CHIEF EXECUTIVE)


       THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                    SIGNATURES                  TITLE             DATE
                    ----------                  -----             ----

                   /S/ ERLE NYE               PRINCIPAL
       -------------------------------------  EXECUTIVE      February 10, 1998
         (ERLE NYE, CHAIRMAN OF THE BOARD     OFFICER AND
               AND CHIEF EXECUTIVE)           DIRECTOR


              /S/ MICHAEL J. MCNALLY          PRINCIPAL
       -------------------------------------  FINANCIAL      February 10, 1998
               (MICHAEL J. MCNALLY,           OFFICER
             EXECUTIVE VICE PRESIDENT
            AND CHIEF FINANCIAL OFFICER


              /S/ JERRY W. PINKERTON          PRINCIPAL
       -------------------------------------  ACCOUNTING     February 10, 1998
         (JERRY W. PINKERTON, CONTROLLER)     OFFICER


               /S/ J. S. FARRINGTON           DIRECTOR
       -------------------------------------                 February 10, 1998
                (J. S. FARRINGTON)


              /S/ BAYARD H. FRIEDMAN          DIRECTOR
       -------------------------------------                 February 10, 1998
               (BAYARD H. FRIEDMAN)


              /S/ WILLIAM M. GRIFFIN          DIRECTOR
       -------------------------------------                 February 10, 1998
               (WILLIAM M. GRIFFIN)


                 /S/ KERNEY LADAY             DIRECTOR
       -------------------------------------                 February 10, 1998
                  (KERNEY LADAY)


               /S/ MARGARET N. MAXEY          DIRECTOR
       -------------------------------------                 February 10, 1998
                (MARGARET N. MAXEY)


              /S/ JAMES A. MIDDLETON          DIRECTOR
       -------------------------------------                 February 10, 1998
               (JAMES A. MIDDLETON)


       -------------------------------------  DIRECTOR
              (JAMES E. OESTERRICHER)


               /S/ CHARLES R. PERRY           DIRECTOR
       -------------------------------------                 February 10, 1998
                (CHARLES R. PERRY)


             /S/ HERBERT H. RICHARDSON        DIRECTOR
       -------------------------------------                 February 10, 1998
              (HERBERT H. RICHARDSON)

                                    EXHIBIT INDEX



     ITEM 21. EXHIBITS.

                  PREVIOUSLY FILED*
               ----------------------
                 WITH
                 FILE      AS
      EXHIBIT    NUMBER    EXHIBIT
      -------    ------    -------

       3(a)     333-12391     3(a)    --     Restated Articles of
                                             Incorporation of the Company
       3(b)     333-45657     4(b)    --     Bylaws of the Company, as
                                             amended.
       4(a)                           --     Indenture relating to Series A
                                             and Series A Exchange Notes.
       4(b)                           --     Indenture relating to Series B
                                             and Series B Exchange Notes
       4(c)                           --     Registration Rights Agreement
                                             with respect to Series A Notes.
       4(d)                           --     Registration Rights Agreement
                                             with respect to Series B Notes.
       4(e)                           --     Officers' Certificate
                                             establishing Series A Exchange
                                             Notes.
       4(f)                           --     Officers' Certificate
                                             establishing Series B Exchange
                                             Notes.
       4(g)                           --     Form of Series A Exchange
                                             Notes.
       4(h)                           --     Form of Series B Exchange
                                             Notes.
       4(i)                           --     Form of Letter of Transmittal
       5(a)                           --     Opinion of Worsham, Forsythe &
                                             Wooldridge, L.L.P., General
                                             Counsel for the Company.
       5(b)                           --     Opinion of Reid & Priest LLP,
      and 8                                  of counsel to the Company.
         12                           --     Computation of Ratio of
                                             Earnings to Fixed Charges of
                                             the Company.
      15(a)                           --     Letter of Deloitte & Touche LLP
                                             regarding unaudited condensed
                                             interim financial information
                                             of TEI and the Company.
      15(b)                           --     Letter of Deloitte & Touche LLP
                                             regarding unaudited condensed
                                             interim financial information
                                             of ENSERCH
      23(a)                           --     Independent Auditors' Consent.
      23(b)                           --     Independent Auditors' Consent.
      23(c)                           --     Independent Auditors' Consent.
      23(d)                           --     Consents of Worsham, Forsythe &
                                             Wooldridge, L.L.P. and Reid &
                                             Priest LLP are contained in
                                             Exhibits 5(a) and 8 and 5(b),
                                             respectively.
         24                           --     Power of Attorney (see Page II-
                                             7).
      25(a)                           --     Statement on Form T-1 of the
                                             Bank of New York relating to
                                             Indenture for the Series A
                                             Notes and Series A Exchange
                                             Notes.
      25(b)                           --     Statement on Form T-1 of The
                                             Bank of New York relating to
                                             Indenture for the Series B
                                             Notes and Series B Exchange
                                             Notes.
      99(a)                           --     Form of Exchange Agent
                                             Agreement.

     ----------

     *Incorporated herein by reference.